Exhibit 99.1

Ponce Bank Opens Representative Office in Coral Gables Florida

NEW YORK, September 30, 2024 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced the opening of their first-ever representative office in the state of Florida. Aptly located upon their namesake 1600 Ponce de Leon Drive in the Miami suburb of Coral Gables, this new office is home to Customer Relationship Officer Juan (“Jay”) Sanchez who will split time between the new location and his former Bergen County, New Jersey territory.

President and CEO of Ponce Bank Carlos Naudon said, “A presence in South Florida makes perfect sense. Many of our customers have businesses in Florida or spend their winter months here, and the large Hispanic community perfectly fits one of our primary demographics. Our recently implemented digital platform, PonceBank+Direct℠, combined with the talent of Mr. Sanchez who has a deep network among small business owners, makes it possible for us to offer a wide range of services in support of our dual-state clientele.”

Jay Sanchez has built a reputation in New Jersey servicing small business customers, especially in the retail grocery field, and he’s excited about this opportunity to expand the footprint of his highly sought after customer service. According to Mr. Sanchez, “My customers, many of whom have businesses in both New Jersey and Florida, kept asking me why we don’t open an office down here. After serious internal discussion, we confirmed the tremendous synergy and opportunity there was for Ponce Bank throughout the state. When we found this location, on Ponce de Leon Blvd no less, we knew that the time was ripe for us to begin exploring the many opportunities that Miami and the surrounding area provides.”

The Ponce Bank Representative Office in Coral Gables will initially provide access to commercial lending, mortgages, and small-business banking, by taking advantage of PonceBank+Direct℠ which provides online banking, SBA Lending, and online account opening, via a convenient online and mobile app interface. “Combining our new digital platform with the hands-on service for which Mr. Sanchez is known, it’s just a matter of time before we see Ponce Bank firmly established in the Miami area and beyond” said COO Luis Gonzalez.

Jay Sanchez can be reached at juan.sanchez@poncebank.net and 917-698-5378

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.